Exhibit 10.22

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) is made, effective as of March     , 2009 (the “Grant Date”), between Evercore Partners Inc. (the “Company”) and                      (the “Participant”).

WHEREAS, the Company desires to grant the Participant restricted stock units (as provided in Section 1 below), ultimately payable in shares of Common Stock of the Company (the “Award”), pursuant to the Company’s 2006 Stock Incentive Plan, as amended (the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement (capitalized terms not otherwise defined herein shall have the same meanings as in the Plan);

WHEREAS, the Board has determined that it would be to the advantage and best interest of the Company to grant the shares of Common Stock provided for herein to the Participant as an incentive for increased efforts during his term of office with the Company or its Subsidiaries or Affiliates, and has advised the Company thereof and instructed the undersigned officers to grant said Award;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Grant of RSUs. For valuable consideration, receipt of which is hereby acknowledged, the Company hereby grants «UNITS_GRANTED» restricted stock units (“RSUs”) to the Participant, on the terms and conditions hereinafter set forth. Each RSU represents the unfunded, unsecured right of the Participant to receive one share of the Company’s Common Stock (each, a “Share”). The Participant will become vested in the RSUs, and take delivery of the Shares, as set forth in this Agreement.

2. Vesting and Timing of Transfer.

(a) Unless otherwise provided herein, and subject to the continued employment of the Participant by the Company or any of its Affiliates (collectively, the “Employer”) through the relevant Vesting Event (as hereinafter defined), the Participant shall become vested in the RSUs granted on the Grant Date as follows (the occurrence of each such even described herein, a “Vesting Event”):

(i) Twenty-five percent (25%) of the total number of RSUs granted hereunder shall become vested on each anniversary of the Grant Date; and

(ii) Notwithstanding any of the foregoing, any unvested RSUs shall become one hundred percent (100%) vested upon the earliest occurrence of (A) a Change in Control, (B) the Participant’s death or termination of the Participant’s employment with Employer due to the Participant’s Disability and (C) upon the later of the Participant becoming 65 years old and the completion of at least five years of service with the Company or its predecessors.

(b) Notwithstanding any other provision set forth in this Agreement, subject to the provisions of Section 2(a)(ii)(B) above, upon any termination of the Participant’s employment with the Employer, all then unvested RSUs shall immediately be forfeited by the Participant, without payment of any consideration therefor.

(c) Upon the occurrence of a Vesting Event, one Share shall be issuable for each RSU that vests on the date of such Vesting Event, subject to the terms and provisions of the Plan and this Agreement. Thereafter, upon satisfaction of any required tax withholding obligations, the Company shall deliver to the Participant Shares underlying any vested RSUs as soon as practicable (but in no event later than 2 1/2 months after the date of the Vesting Event). No fractional shares shall be issued under this Agreement. When applying this schedule, any fractional RSU shall be rounded up to the next whole RSU, but in the aggregate may not exceed the total number of RSUs granted on the Grant Date.

(d) In the event of the death of the Participant, the delivery of Shares under Section 2(c) shall be made in accordance with the beneficiary designation form on file with the Company; provided, however, that, in the absence of any such beneficiary designation form, the delivery of Shares under Section 2(c), shall be made to the person or persons to whom the Participant’s rights under the Agreement shall pass by will or by the applicable laws of descent and distribution.

(e) Subject to the requirements of Section 11, upon each transfer of Shares in accordance with Section 2(c) of this Agreement, the Company shall have satisfied its obligation with respect to the number of RSUs equal to the number of Shares delivered to the Participant pursuant thereto, and the Participant shall have no further rights to claim any additional Shares in respect thereof.

3. Reserved.

4. Adjustments Upon Certain Events. The Committee shall, in its sole discretion, make equitable substitutions or adjustments to any Shares or RSUs subject to this Agreement pursuant to Section 9(a) of the Plan.

5. Reserved.

6. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Employer. Further, the Employer may at any time dismiss the Participant, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

7. No Acquired Rights. In participating in the Plan, the Participant acknowledges and accepts that the Board has the power to amend or terminate the Plan, to the extent permitted thereunder, at any time and that the opportunity given to the Participant to participate in the Plan is entirely at the discretion of the Committee and does not obligate the Company or any of its Affiliates to offer such participation in the future (whether on the same or different terms). The Participant further acknowledges and accepts that (a) such Participant’s participation in the Plan is not to be considered part of any normal or expected compensation, (b) the value of the RSUs or the Shares shall not be used for purposes or determining any benefits or compensation payable to the Participant or the Participant’s beneficiaries or estate under any benefit arrangement of the Company, and (c) the termination of the Participant’s employment with the Employer under any circumstances whatsoever will give the Participant no claim or right of action against the Employer in respect of any loss of rights under this Agreement or the Plan that may arise as a result of such termination of employment.

8. No Rights of a Stockholder. The Participant shall not have any rights or privileges as a stockholder of the Company, which for the avoidance of doubt includes no rights to dividends or to vote, until the Shares in question have been registered in the Company’s register of stockholders as being held by the Participant.

9. Legend on Certificates. Any Shares issued or transferred to the Participant pursuant to Section 2 of this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant, and the Committee may cause a legend or legends to be put on any certificates representing such Shares or make an appropriate entry on the record books of the appropriate registered book-entry custodian, if the Shares are not certificated, to make appropriate reference to such restrictions.

10. Transferability. RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 10 shall be void and unenforceable against the Company or any Affiliate.

11. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any transfer due under this Agreement or under the Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any transfer under this Agreement or under the Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes, pursuant to Section 4(d) of the Plan. The payment of any applicable withholding taxes through the sale or withholding of Shares otherwise issuable under this Agreement shall not exceed the statutory minimum withholding liability.

12. Restrictive Covenants. The Participant represents and agrees that the Participant has executed a Confidentiality, Non-Solicitation and Proprietary Information Agreement with the Partnership (the “Restrictive Covenants Agreement”) pursuant to which, during the Participant’s employment with the Employer and upon the Participant’s termination of employment with the Employer for any reason, the Participant shall be bound by certain restrictive convenants set forth therein (the “Restrictive Convenants”). Upon the issuance or delivery of Shares underlying vested RSUs, the Participant shall, if requested, certify in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the

Restrictive Covenants. In the event the Participant has violated any Restrictive Covenant, the Participant shall immediately forfeit any remaining RSUs, in addition to any additional remedies available to the Company as set forth in the Restrictive Covenant Agreement or otherwise.

13. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW.

14. RSUs Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. All RSUs are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURES ON NEXT PAGE.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EVERCORE PARTNERS INC.

By:
Nicol Grosso
Director-Human Resources

[EVERCORE PARTNERS INC. SIGNATURE PAGE TO RESTRICTED STOCK UNIT AWARD AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PARTICIPANT

By:
Employee Name

[PARTICIPANT SIGNATURE PAGE TO RESTRICTED STOCK UNIT AWARD AGREEMENT]

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